Exhibit 24.2

American Honda Receivables LLC

20800 Madrona Avenue

Torrance, CA 90503

October 23, 2015

I, Jan Zimmerman, am Secretary of American Honda Receivables LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of managers of the Company on October 23, 2015, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Jan Zimmerman
By: Jan Zimmerman
Title: Secretary

I, Paul C. Honda, as Treasurer and Vice President of the Company, certify that Jan Zimmerman is the duly elected and qualified Secretary of the Company and that the signature above is her signature.

EXECUTED as of October 23, 2015

/s/ Paul C. Honda
By: Paul C. Honda
Title: Treasurer and Vice President

* * *

FURTHER RESOLVED, that each officer and director who may be required to execute the Registration Statement or any amendment or supplement thereto (whether on behalf of the Company or as an officer or director thereof) is hereby authorized to constitute and appoint Hideo Moroe, Jan Zimmerman and Paul C. Honda or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or supplements (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, the Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming that each such attorney-in-fact and agent, and their or his substitutes, may lawfully do or cause to be done by virtue thereof;

FURTHER RESOLVED, the President and Chief Executive Officer of the Company shall be deemed to be the “principal executive officer” of the Company and the Treasurer and Vice President of the Company shall be deemed to be the “principal financial officer” and “principal accounting officer” of the Company within the meaning of Form SF-3.